                                                                  Exhibit 10.38



                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                          ANCHOR-FORUM PORTALES I, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                                 VISTACARE, INC.
                             A DELAWARE CORPORATION
                                   ("TENANT")

                             BASIC LEASE INFORMATION

LEASE DATE:       January 16, 2003

TENANT:     VistaCare, Inc., a Delaware corporation

ADDRESS OF TENANT (PRIOR TO               8125 N. Hayden Road
COMMENCEMENT DATE):                       Suite 300
                                          Scottsdale, Arizona 85258

CONTACT:    Ms. Maria Froehle, Vice President of Corporate Services

TELEPHONE:  (480) 648-4545

LANDLORD:   Anchor-Forum Portales I, LLC, a Delaware limited liability company

ADDRESS OF LANDLORD:                      4800 North Scottsdale Road, Suite 1200
                                          Scottsdale, Arizona 85250

CONTACT:    Mr. R. Paul Barker                 Telephone:  (480)425-4660

PREMISES:   Suite No. 5000 on 5th floor and Suite No. 3500 on 3rd floor

LEASE TERM:       84 months

BASE RENT:

                                            BASE RENT PER
   PERIOD AFTER                         RENTABLE SQUARE FOOT
COMMENCEMENT DATE                             PER YEAR
   Months 0-12                                 $0.00
                                 (for 33,000 rentable square feet)

   Months 0-13                                 $0.00
                                 (for 8,948 rentable square feet)

      Year 2                                  $22.00
                                 (for 33,000 rentable square feet)

   Months 14-24                               $22.00
                                 (for 8,948 rentable square feet)

    Years 3-4                                 $23.00

    Years 5-6                                 $24.00

     Year 7                                   $25.10

SECURITY DEPOSIT: $73,333.00

TENANT'S INTERIOR DESIGNER:         DFD Cornoyer Hedrick

The foregoing Basic Lease Information is hereby incorporated into the Lease. In the event of a conflict between any Basic Lease Information and the Lease, the Lease shall control.

                                   TENANT:

                                       VISTACARE, INC., a Delaware corporation

                                       By: ____________________________________
                                           Richard R. Slager, President and CEO

                                   LANDLORD:

                                       ANCHOR-FORUM PORTALES I, LLC, a Delaware limited liability company

                                       BY: FORUM CAPITAL L.C., a Utah limited
                                           liability company, Manager

                                       By: ________________________________
                                           R. Paul Barker, Manager

                                       BY: ANCHOR NATIONAL LIFE INSURANCE
                                           COMPANY, an Arizona corporation,
                                           Associate Manager

                                       By: ________________________________
                                           Douglas Tymins
                                           Authorized Signatory

                                TABLE OF CONTENTS

                                                                                                                  PAGE
1.       PREMISES...............................................................................................    1

2.       TERM AND POSSESSION....................................................................................    1

         2.1      Term..........................................................................................    1

         2.2      Condition Subsequent..........................................................................    1

         2.3      Holdover......................................................................................    2

3.       CONSTRUCTION OF TENANT IMPROVEMENTS....................................................................    2

         3.1      Fifth Floor Tenant Improvements...............................................................    2

         3.2      Third Floor Base Building Premises............................................................    2

         3.3      Construction of Tenant Improvements...........................................................    2

         3.4      Dimensions....................................................................................    2

         3.5      Indemnification by Tenant.....................................................................    2

4.       RENT...................................................................................................    3

         4.1      Base Rent.....................................................................................    3

         4.2      Nature of Payments............................................................................    3

         4.3      Late Charges and Interest.....................................................................    3

5.       SECURITY DEPOSIT.......................................................................................    4

6.       USE....................................................................................................    4

         6.1      Use of Premises...............................................................................    4

         6.2      Covenants Regarding Operation.................................................................    4

         6.3      Compliance with Laws..........................................................................    5

7.       TAXES..................................................................................................    5

         7.1      Property in Premises..........................................................................    5

         7.2      Rental and other Taxes........................................................................    6

8.       PARKING AND COMMON AREAS...............................................................................    6

         8.1      Common Areas..................................................................................    6

         8.2      Landlord's Rights.............................................................................    6

         8.3      Parking.......................................................................................    6

9.       OPERATING COSTS........................................................................................    7

         9.1      Operating Costs...............................................................................    7

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         9.2      Operating Costs, Real Property Taxes and Utilities............................................    7

10.      REPAIR AND MAINTENANCE.................................................................................    9

         10.1     Tenant's Obligations..........................................................................    9

         10.2     Landlord's Obligations........................................................................    9

11.      ALTERATIONS............................................................................................   10

         11.1     Alterations...................................................................................   10

         11.2     Restoration...................................................................................   10

12.      UTILITIES AND JANITORIAL SERVICES......................................................................   10

13.      CERTAIN RIGHTS RESERVED BY LANDLORD....................................................................   11

14.      DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE.......................................................   12

         14.1     Indemnification by Tenant.....................................................................   12

         14.2     Indemnification by Landlord...................................................................   12

         14.3     Tenant's Insurance............................................................................   12

         14.4     Waivers.......................................................................................   13

         14.5     Landlord's Policies...........................................................................   13

15.      CASUALTY...............................................................................................   13

16.      CONDEMNATION...........................................................................................   14

17.      ASSIGNMENT AND SUBLETTING; SALE BY LANDLORD............................................................   14

         17.1     Assignment and Subletting.....................................................................   14

         17.2     Continued Responsibility......................................................................   15

         17.3     Excess Proceeds...............................................................................   15

         17.4     Sale by Landlord..............................................................................   15

18.      ESTOPPEL CERTIFICATE...................................................................................   15

19.      DEFAULT BY TENANT......................................................................................   15

         19.1     Default.......................................................................................   16

         19.2     Landlord's Remedies...........................................................................   16

         19.3     Recovery of Costs.............................................................................   17

         19.4     No Termination................................................................................   18

         19.5     Landlord's Right to Act.......................................................................   18

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE

         19.6     Cumulative Nature of Remedies.................................................................   18

         19.7     Consents by Landlord..........................................................................   18

20.      DEFAULT BY LANDLORD....................................................................................   18

21.      NOTICES................................................................................................   19

22.      SUBORDINATION; ATTORNMENT; QUIET ENJOYMENT.............................................................   19

23.      ENTRY BY LANDLORD......................................................................................   20

24.      BROKERAGE..............................................................................................   20

25.      SIGNAGE................................................................................................   20

26.      THEATER................................................................................................   20

27.      STORAGE................................................................................................   20

28.      GENERAL PROVISIONS.....................................................................................   21

         28.1     Force Majeure.................................................................................   21

         28.2     Rules.........................................................................................   21

         28.3     Captions......................................................................................   21

         28.4     Merger........................................................................................   21

         28.5     Attorneys' Fees...............................................................................   21

         28.6     No Partnership................................................................................   21

         28.7     Waiver, Remedies..............................................................................   21

         28.8     Choice of Law.................................................................................   22

         28.9     Partial Invalidity............................................................................   22

         28.10    Lease Construed as a Whole....................................................................   22

         28.11    Binding Effect................................................................................   22

         28.12    Time..........................................................................................   22

         28.13    Counterparts..................................................................................   22

         28.14    Joint and Several Liability...................................................................   22

                                 LEASE AGREEMENT

         THIS LEASE is made and entered into this _____ day of January, 2003, by and between ANCHOR-FORUM PORTALES I, LLC, a Delaware limited liability company ("Landlord"), and VISTACARE, INC., a Delaware corporation ("Tenant").

         1. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, for the term and upon the terms, conditions and agreements set forth in this Lease, the office space shown on Exhibit A hereto, consisting of approximately 41,948 rentable square feet of space, including approximately 27,000 rentable square feet of contiguous space on the fifth floor, known as Suite 5000, and approximately 14,948 rentable square feet of contiguous space on the third floor, known as Suite 3500 (collectively, the "Premises"), of the building currently known as the Finova Corporate Center (the "Building"), located at 4800 North Scottsdale Road, Scottsdale, Arizona. The Premises include up to a total of 120 used desks and work stations (the "Furniture"), which Tenant accepts in an "AS IS" condition. Tenant acknowledges that no more than approximately 40 work stations are available for the Premises.

         2.       TERM AND POSSESSION.

                  2.1 TERM. The term of this Lease shall be for a period of eighty-four (84) months (the "Lease Term"), commencing on the Commencement Date. For purposes of this Lease, the Commencement Date shall be the date upon which Landlord notifies Tenant that Landlord's construction obligations under Section 3 of this Lease are substantially complete. Upon request of either party after the Lease Term has commenced, Landlord and Tenant jointly shall execute a memorandum confirming the Commencement Date. The anticipated Commencement Date is approximately May 5, 2003.

                  2.2 CONDITION SUBSEQUENT. Tenant is currently obligated under a lease for premises located at 8125 N. Hayden Rd., Scottsdale, Arizona. Tenant has reached a tentative understanding on terms of a Termination Agreement with its landlord under which Tenant would be released from its obligations under the lease and permitted to vacate the premises before the end of the lease term. However, such Termination Agreement is contingent upon the landlord's lender approving the Termination Agreement on or before January 31, 2003. Further, Tenant has been advised that Tenant's landlord has reached an agreement for lease terms with another party under which such party will occupy the premises to be vacated by Tenant, which agreement must also be approved by the landlord's lender. Finally, Tenant and the party that will occupy the premises to be vacated by Tenant must reach agreement on a date to vacate the premises that allows Tenant sufficient time for the premises to be leased under this Lease to be ready for Tenant's occupancy. As a result, the parties to this Lease acknowledge and agree that Tenant's obligations under this Lease are contingent upon the Termination Agreement and the lease between Tenant's landlord and the party that will occupy the premises to be vacated being approved by the landlord's lender on or before January 31, 2003. The foregoing conditions shall automatically be deemed to have been satisfied unless Tenant delivers written notice to

Landlord on or before 5:00 p.m. on January 31, 2003 stating that one or more of the foregoing conditions has not been satisfied and that this Lease is being terminated pursuant to this Section 2.2. In the event of termination, Tenant, within fifteen (15) days after receipt of an invoice from Landlord, shall pay Landlord fifty percent (50%) of reasonable costs related to this Lease and the Premises which are incurred by Landlord between the date of this Lease and the date the termination notice is received by Landlord, including, without limitation, architectural, space planning, design, engineering, construction, demolition and permit costs and expenses. Upon payment of the fifty percent (50%) of the foregoing costs, Tenant shall have no further obligation under this Lease.

                  2.3 HOLDOVER. Tenant shall have no right to hold over after the expiration of this Lease without Landlord's consent. If, with Landlord's consent, Tenant holds over after the expiration of this Lease, Tenant shall become a tenant from month-to-month on the terms and conditions in existence during the final month of the Lease Term, except that the Base Rent shall be increased by twenty-five percent (25%).

         3.       CONSTRUCTION OF TENANT IMPROVEMENTS.

                  3.1 FIFTH FLOOR TENANT IMPROVEMENTS. The portion of Premises on the fifth floor has been previously improved. Tenant has inspected the existing improvements and accepts them in an AS IS condition.

                  3.2 THIRD FLOOR BASE BUILDING PREMISES. Landlord, at its expense, shall furnish Tenant with the base Building structure (the "Base Building Structure") in the portion of the Premises located on the third floor, as set forth in Exhibit C hereto.

                  3.3 CONSTRUCTION OF TENANT IMPROVEMENTS. Leasehold improvements ("Tenant Improvements") shall be constructed in the Premises as provided in Exhibit C hereto. All Tenant Improvements shall be constructed and installed only in accordance with plans and specifications and final working drawings which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld. All work to be performed in the construction and installation of the Tenant Improvements shall be performed by a general contractor and subcontractors selected by Landlord. All Tenant Improvements installed in the Premises whether or not paid for with the Landlord's allowance described in Exhibit C, shall be the property of Landlord and shall remain on the Premises without payment of any compensation therefor to Tenant.

                  3.4 DIMENSIONS. Immediately following substantial completion of Tenant Improvements, Landlord shall cause the Premises to be measured and shall obtain and deliver to Tenant an architect's certificate stating the rentable square footage of the Premises. The rentable square footage shall be measured in accordance with the most recent standards established by the Building Office Management Association ("BOMA") for the measurement of rentable square footage of office space. Tenant, at its request, shall be provided with the calculations for the rentable square footage of the Premises.

                  3.5 INDEMNIFICATION BY TENANT. Prior to the Commencement Date, any work performed by Tenant, or any fixtures or personal property moved into the Premises, shall be at Tenant's own risk and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's work or property, including damage or destruction occasioned by Landlord's own negligence. Tenant agrees to indemnify Landlord and hold Landlord harmless against claims made with respect to damage or destruction of property of third persons moved into the Premises prior to the Commencement Date at Tenant's request.

         4.       RENT

                  4.1 BASE RENT. Tenant shall pay to Landlord during the Lease Term, at the office of Landlord or at such other place as Landlord may designate, without notice, demand, deduction or set-off, in equal monthly installments in advance on the first day of each calendar month, Base Rent as follows:

                                            BASE RENT PER
   PERIOD AFTER                         RENTABLE SQUARE FOOT
COMMENCEMENT DATE                             PER YEAR
   Months 0-12                                 $0.00
                                 (for 33,000 rentable square feet)

   Months 0-13                                 $0.00
                                 (for 8,948 rentable square feet)

     Year 2                                   $22.00
                                 (for 33,000 rentable square feet)

   Months 14-24                               $22.00
                                 (for 8,948 rentable square feet)

    Years 3-4                                 $23.00

    Years 5-6                                 $24.00

     Year 7                                   $25.10

         If the Commencement Date does not occur on the first day of a calendar month, Tenant shall pay rent for the remainder of such month on a pro rata basis, plus rent for the first full calendar month thereafter, and shall pay rent for the fractional month at the end of the Lease Term on a pro rata basis.

                  4.2 NATURE OF PAYMENTS. All sums required to be paid by Tenant under this Lease, whether or not designated as rent, are deemed to be additional rent and shall be subject to all the payment and enforcement provisions applicable to rent hereunder.

                  4.3 LATE CHARGES AND INTEREST. Any amount due from Tenant which is not paid to Landlord when due shall bear interest at five percent (5%) in excess of the prime rate as established from time to time by Bank One, Arizona, NA from the due date until paid (the "Default Rate"). The payment of interest shall not cure any default by Tenant under this Lease. In addition, any rent not paid within five (5) days after the due date shall be subject to a five percent (5%) late charge, representing the additional costs and burdens of special handling, except that the foregoing late charge shall not apply to the first past due rent payment within any twelve (12) month period during the Lease Term.

         5. SECURITY DEPOSIT. Tenant shall pay Landlord a security deposit in the amount of $73,333.00 within ten (10) days after the date of this Lease. The security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit.

         6.       USE.

                  6.1 USE OF PREMISES. Tenant shall continuously use and occupy the Premises as Tenant's corporate office for the business operation of Tenant and its affiliates and for no other purpose whatsoever without Landlord's prior written consent.

                  6.2 COVENANTS REGARDING OPERATION. Tenant shall not use or permit in the Premises anything that would invalidate any policies of insurance now or hereafter carried on the Premises or that will increase the rate of insurance on the Premises or the Building. Tenant shall not do anything or permit anything to be done in the Premises which would, in any way, create a nuisance, or disturb any other tenant in the Building or injure the reputation of the Building. Tenant shall not commit or suffer to be committed any waste in the Premises or cause any objectionable odor to be emitted from the Premises. Tenant shall not use the exterior of the roof or walls of the Premises or Building for any purpose. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Building, whether by Tenant, its invitees, agents, employees, contractors or sublessees, except for routine office and janitorial supplies in usual and customary quantities. "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, and other chemical products, asbestos, PCB's and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall faithfully observe and comply with the rules and regulations set forth on Exhibit D hereto, including all parking regulations established in connection with Section 8.3 hereof (collectively, the "Building Rules"), and any changes to the Building Rules, provided that Tenant receives advance written notice prior to the effective date of such changes.

                  6.3 COMPLIANCE WITH LAWS. Tenant, at Tenant's expense, shall comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations (collectively, "Laws") applicable to the Premises and this Lease, and shall procure all permits, certificates, licenses and other authorizations required by applicable Laws relating to Tenant's business or Tenant's use or occupancy of the Premises. Tenant shall make all reports and filings required by all applicable Laws. Tenant shall defend, indemnify and hold harmless Landlord and Landlord's present and future constituent members, and their respective affiliates, owners, members, officers, directors, employees and agents, for, from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure of Tenant to comply with applicable Laws. Without limiting the foregoing, Tenant shall comply with all Laws relating to Hazardous Materials and shall defend, indemnify and hold harmless Landlord and Landlord's present and future constituent members, and their respective affiliates, owners, members, officers, directors, employees and agents, for, from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, clean-up costs and reasonable attorneys' fees, arising from or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials from, on or at the Premises or the Building as a result of any act or omission on the part of Tenant or any affiliate, owner, officer, director, employee, agent or contractor of Tenant. Tenant's indemnification obligations shall survive the expiration or termination of this Lease. Notwithstanding the foregoing, Landlord shall be responsible for compliance with the provisions of the Americans with Disabilities Act ("ADA") with respect to the Common Areas. Tenant shall be responsible for compliance with the ADA in the Premises.

         7.       TAXES.

                  7.1 PROPERTY IN PREMISES. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon Tenant's Tenant Improvements, fixtures, furnishings, equipment and other personal property located in or upon the Premises. If any of Tenant's Tenant Improvements, fixtures, furnishings, equipment and other personal property are assessed and taxed with the real property, Tenant shall pay to Landlord Tenant's share of such taxes within ten
(10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of the applicable taxes.

                  7.2 RENTAL AND OTHER TAXES. Simultaneously with the payment of any sums required to be paid under this Lease as Base Rent, additional rent or otherwise, Tenant shall pay to Landlord any excise, transaction privilege, rental, sales or other tax (except income or estate taxes) levied or assessed by any federal, state or local authority upon the amount received by Landlord. Tenant shall pay Tenant's pro rata portion of all real estate taxes, assessments and any other tax imposed on or levied against the Building as part of the Operating Costs (as defined in Section 9.1).

         8.       PARKING AND COMMON AREAS.

                  8.1 COMMON AREAS. All parking areas, parking garages, access roads, driveways, pedestrian sidewalks and ramps, landscaped areas, drainage facilities, exterior lighting, signs, roofs, courtyards, public rest rooms, signs and directories and other areas and improvements provided by Landlord for the general use in common of tenants and their agents, employees, customers and other invitees (collectively, the "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to modify, enlarge or eliminate the same and to establish, modify and enforce reasonable rules, regulations and parking charges with respect thereto. Without limiting the foregoing, Landlord grants to Tenant the nonexclusive use of and access to the Common Areas, subject to reasonable regulation thereof by Landlord. Landlord shall cause the Common Areas to be maintained in a neat, clean and orderly condition.

                  8.2 LANDLORD'S RIGHTS. Landlord, at any time, may close temporarily any portion of the Common Areas to make repairs or changes, to prevent the acquisition of public rights in such areas and to discourage non-customer use. In addition, Landlord may (i) modify, from time to time, the traffic flow pattern and layout of parking spaces and the entrances and exits to adjoining public streets or walkways; (ii) utilize portions of the Common Areas for entertainment, displays and charitable activities; (iii) designate, from time to time, certain areas for the exclusive business use by certain tenants; and (iv) do such other things in and to the Common Areas as in its judgment may be desirable to improve the convenience or attraction of the Building.

                  8.3 PARKING. Landlord agrees to operate and maintain or cause to be maintained and operated a surface automobile parking area and an underground parking garage (collectively, the "Automobile Parking Area") during the Lease Term for the benefit and use of tenants, invitees, patrons and employees of tenants of the Building, provided, however, that Landlord may restrict use of all or a portion of the surface parking area to visitor parking. The cost of maintenance, operation, repair and management of the Automobile Parking Area, whether paid by or allocated to Landlord, shall be included in the Operating Costs set forth in Section 9. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to, or loss of property from, any motor vehicles at the Building.

                           8.3.1    During the Lease Term, provided Tenant is
not in default hereunder, Tenant shall be entitled to use seventy (70) reserved spaces and seventy (70) unreserved spaces in the Building's underground parking garage, and sixty (60) unreserved surface parking spaces, provided, however, that if Tenant is not using all of the one-hundred forty (140) underground spaces one (1) year after the Commencement Date, Landlord may make the spaces not being used available for use by other tenants, free and clear of any rights of Tenant. The monthly parking fees for reserved and unreserved spaces in the underground parking garage will initially be $55 and $40, respectively. There is no charge for surface parking. Four (4) years after the Commencement Date Landlord may increase the monthly parking fees to no more than $60 and $45 for underground reserved spaces and underground unreserved spaces, respectively.

                           8.3.2    Landlord shall have the right to establish
and from time to time change, alter and amend, and to enforce against all users of the Automobile Parking Area, reasonable rules and regulations (including the exclusion of parking from designated areas and the assignment of spaces to tenants) as may been deemed necessary and advisable for the proper and efficient operation and maintenance of the Automobile Parking Area including, without limitation, the hours during which the Automobile Parking Area shall be open for use. Landlord may establish such reasonable charges as Landlord deems appropriate for the use of the underground parking garage by persons who have not leased space in the Building. Landlord may establish a system whereby those persons may present validations issued by tenants in lieu of payment of the parking charges. If Tenant wishes to provide Tenant's customers and patrons with validations as part of the validation system, Tenant agrees to pay Landlord, as additional rent, those charges established by Landlord for use of the validation system and to comply with such system and all rules and regulations established by Landlord for Tenant's use and the use of Tenant's customers and patrons of the validation. Landlord shall not charge for visitor parking on the surface parking area of the Building.

         9.       OPERATING COSTS.

                  9.1 OPERATING COSTS. Tenant agrees that the cost of maintaining, repairing, replacing and operating the Building, including all of the Common Areas (collectively, the "Operating Costs"), in such manner as Landlord may deem appropriate for the best interests of the tenants of the Building, shall be apportioned among the tenants. Tenant agrees to pay its pro rata share of Operating Costs. Prior to the Commencement Date, Tenant shall give Landlord written notice as to whether Tenant elects to pay Operating Costs on the basis of (i) Operating Costs in excess of $7.75 per rentable square foot per year in the Building (the "Expense Stop"), or (ii) Operating Costs per rentable square foot of the Building in excess of the Operating Costs per rentable square foot of the Building for 2002 (the "Base Year"). If Tenant fails to give

Landlord written notice of its election in a timely manner, Tenant's pro rata share of Operating Costs shall be determined using the Expense Stop.

                  9.2      OPERATING COSTS, REAL PROPERTY TAXES AND UTILITIES.

                           9.2.1    The Operating Costs consist of those costs
and expenses associated with managing, operating, maintaining and repairing the Building, including the Automobile Parking Area and other Common Areas, as set forth herein and in covenants, conditions and restrictions affecting the Building. The Operating Costs include, without limitation, the cost of all electrical, heating, ventilating, air conditioning, plumbing and other Building systems; maintaining, operating and replacing equipment; exterior and interior water features; utilities; fire, extended coverage and rent interruption insurance; window cleaning; janitorial services; security services; energy management costs; real property taxes and general and special assessments; expenses incurred in efforts to reduce taxes or assessments; wages, salaries and employee benefits of persons performing services in connection with the Building; parking lot and parking structure sweeping, sealing, patching, restriping, repair and maintenance; public liability, property damage, business interruption and other insurance; supplies, materials, tools, parts, and equipment; equipment rental charges; bookkeeping, accounting, legal and other professional charges and expenses; fees for permits and licenses; administrative expenses; a fee for the administration and management of the Building comparable to such fees for similar Class A office buildings similarly situated in Phoenix, Arizona, as reasonably determined by Landlord from time to time; taxes other than real property taxes; service and maintenance contracts; signage; landscaping; amortization (over the reasonable life of the item) of the cost of installation of capital investment items which are installed primarily for the purpose of reducing Operating Costs or which may be required by any governmental authority after the date of this Lease; and any other expense or charge, whether or not described herein, that would be considered, under generally accepted accounting and management principles, an expense of managing, maintaining, operating or repairing the Building.

                           9.2.2    Operating Costs shall not include: income,
estate and inheritance taxes levied against Landlord; taxes paid by any tenant under Section 7; depreciation, capital investment items (except as provided
Section 9.2.1) debt service; costs of leasing space in the Building, including leasing commissions and leasehold improvement costs; costs of negotiating or enforcing leases; the cost of utilities separately metered to any tenant or resulting from Excess Consumption under Section 12 and billed directly to that tenant; the cost of special services provided to any tenant and billed directly to that tenant; and repairs and maintenance paid by proceeds from insurance or tenants.

                           9.2.3    On the first day of each month, Tenant shall
pay a monthly advance charge on account of Tenant's pro rata share of the Operating Costs in excess of the Expense Stop or the Base Year Operating Costs. The amount of the monthly charge shall be established by Landlord and may be adjusted from time to time by Landlord to reflect Landlord's estimate of current and anticipated Operating Costs.

Within one hundred twenty (120) days after the end of each calendar year, Landlord shall provide to Tenant a summary of the actual Operating Costs showing Tenant's pro rata share of such costs. Any overpayment shall be credited to Tenant's account. Any deficiency shall be payable within ten (10) days after receipt of the statement. Landlord, at its option during all or part of the Lease Term, may bill Tenant for its pro rata share of Operating Costs in excess of the Expense Stop or the Base Year Operating Costs, as applicable, in arrears, based on actual costs as they are incurred, in which case Tenant shall pay the invoice within ten (10) days after receipt. Tenant's obligations for the payment of Operating Costs during the Lease Term, including the payment of any deficiency following receipt of the annual statement under this Section, shall survive the expiration or termination of this Lease.

                           9.2.4    "Tenant's pro rata share" means that
fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is 272,700, the aggregate rentable square footage of the Building.

                           9.2.5    If the mean level of occupancy of the
Building during a calendar year is less than 95% of the rentable area, the Operating Costs shall be adjusted to reflect the fact that some costs, such as HVAC and janitorial services, vary with level of occupancy while other costs, such as real estate taxes, may not. In order to allocate those variable costs to occupied space while allocating non-variable costs to occupied and unoccupied space alike, Landlord shall determine what the total Operating Costs would have been had the Building been at least 95% occupied during the entire calendar year on the average, and that adjusted total shall be the figure employed in the statement and calculations described in Section 9.2.3. If the mean level of occupancy exceeds 95%, no adjustment shall be made.

                           9.2.6    Notwithstanding anything in this Lease to
the contrary, no failure by Landlord to give notices or statements of Operating Costs within the time specified, and no grant of "free rent" or parking fee concessions shall waive Landlord's right to require payment by Tenant of Operating Costs in excess of the Expense Stop. The determination and statement of expenses shall be made by Landlord and a copy of such statements shall be made available to Tenant upon demand.

         10.      REPAIR AND MAINTENANCE.

                  10.1 TENANT'S OBLIGATIONS. Tenant shall maintain the interior of the Premises, in good and sanitary condition and repair, except that Landlord shall provide normal janitorial service five (5) nights per week. Any repairs, alterations or other improvements required under governmental authority resulting from the specific use of the Premises by Tenant shall be performed by Tenant at Tenant's sole cost and expense. Tenant hereby waives all right to make repairs at the expense of Landlord. If any repairs or maintenance required to be made by Tenant are not made within ten (10) days after notice to Tenant, Landlord, at Landlord's option, may make such repairs or maintenance without liability to Tenant for any loss or damage resulting therefrom, and Tenant shall pay to Landlord, upon demand, as additional rent hereunder, the cost thereof, plus interest thereon at the Default Rate.

                  10.2 LANDLORD'S OBLIGATIONS. Landlord shall maintain the Building and all Common Areas in good condition and repair in accordance with standards then prevailing for comparable properties of like age and character. Landlord shall repair structural defects in the roof or walls and any common utility facilities in the Common Areas. Except in the case of a fire or casualty as provided in Section 15, there shall be no abatement of the Base Rent and no liability of Landlord by reason of any entry to the Premises, interruption of services, utilities or facilities, temporary closure of Common Areas, or interference with Tenant's business arising from the making of any repairs or maintenance.

         11.      ALTERATIONS.

                  11.1 ALTERATIONS. Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises (collectively, "Alterations") without the prior written consent of Landlord. Landlord may condition its consent upon (i) provision of adequate security such as a payment bond, in amount and form reasonably satisfactory to Landlord, covering the work to be done by Tenant's contractor, and/or (ii) a requirement that Tenant restore the Premises to its prior condition upon expiration of the Lease Term. Except as expressly otherwise provided, any Alterations, except movable furniture (including, without limitation, the Furniture) and trade fixtures, shall upon installation become a part of the realty and belong to Landlord. Tenant shall not install any antenna, satellite dish or other fixture or equipment on the roof or in the Common Areas. All Alterations shall be made by an Arizona licensed contractor reasonably acceptable to Landlord. Under no circumstances shall Tenant commence any work until Landlord has been provided with certificates evidencing that all the contractors and subcontractors performing the work have in full force and effect adequate workmen's compensation insurance, public liability and builder's risk insurance in such amounts and on terms reasonably satisfactory to Landlord. Tenant shall not permit any mechanics' or materialmen's lien to stand against the Premises for any labor or materials provided to the Premises by any contractor or other person hired or retained by Tenant. Tenant shall cause any such lien to be discharged (by bonding or otherwise) within ten (10) days after demand by Landlord, and if it is not discharged within such period, Landlord may pay or otherwise discharge the lien and immediately recover all amounts so expended from Tenant as additional rent, with interest thereon at the Default Rate. The obligations set forth in the immediately preceding sentence shall survive the expiration or termination of this Lease.

                  11.2 RESTORATION. Upon the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's movable furniture (including, without limitation, the Furniture, which shall be deemed to be the property of Tenant) and trade fixtures, and, if requested by Landlord at the time Alterations are approved by Landlord, Tenant shall remove such Alterations, at Tenant's sole cost and expense. Tenant, at its sole cost and expense, shall repair any damage to the Premises caused by such removal and restore the Premises to a condition reasonably comparable to the condition of the Premises on the Commencement Date, reasonable wear and tear excepted.

         12. UTILITIES AND JANITORIAL SERVICES. Landlord agrees to furnish to the Premises Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 2:00 p.m. (collectively, "Normal Business Hours"), and for three (3) of the following: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day or any other locally or nationally recognized holidays, subject to the rules and regulations of the Building, electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises, and janitorial services for the Premises and Common Areas in accordance with Exhibit E hereto. Tenant shall pay Landlord upon demand for any heating, ventilation and air conditioning provided outside of Normal Business Hours at Landlord's standard hourly rates, which shall be subject to adjustment for changes in electrical power rates. Landlord's standard hourly rates will be calculated based on the marginal cost of operating the HVAC system outside of Normal Business Hours. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, duplicating machines, electronic data processing machines and machines using electrical current in excess of 110 volts, which will result in Excess Consumption, nor connect, except through existing electrical outlets, water pipes, ducts or airpipes (if any) in the Premises, any apparatus or device for the purposes of using electric current, water, heating, cooling or air. As used in this Section 12, "Excess Consumption" means the consumption of electrical current (including current in excess of 120 volts), water, heat or cooling in excess of that which would be provided to the Premises were the Premises to be (i) used as general office space during the foregoing business hours; and (ii) equipped only with desk calculators, personal computers, dictation equipment and copying machines with power requirements of 30 amperes or less. If Tenant shall require water, heating, cooling, air or electric current which will result in Excess Consumption, Tenant shall first procure the consent of Landlord to the use thereof, and Landlord may cause separate meters to be installed to measure Excess Consumption or establish another basis for determining the amount of Excess Consumption. Tenant covenants and agrees to pay for the cost of the Excess Consumption based on Landlord's cost, plus any additional expense incurred in installing meters or keeping account of the Excess Consumption, at the same time as payment of the Base Rent is made. Tenant further agrees to pay Landlord the cost, if any, to upgrade existing mechanical, electrical, plumbing and air facilities, if required to provide Excess Consumption, upon receipt of a statement therefor. Excess Consumption costs will not be an Operating Cost for purposes of Section 9. Landlord shall not be liable for damages or otherwise in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality and no such failure shall entitle Tenant to terminate this Lease.

         13. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises and without giving rise to any claim for setoff or abatement of rent: (a) to establish reasonable rules governing the conduct of tenants and all other persons at the Building, (b) to change the

Building's name or street address, (c) to install, affix and maintain any and all signs on the exterior and interior of the Building, (d) to grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein, (e) to approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such time and in such manner as Landlord shall direct in writing, and (f) to take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause or for drill purposes, the temporary denial of access to the Building, and the restriction of access to the Building at times other than normal business hours.

         14.      DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE.

                  14.1 INDEMNIFICATION BY TENANT. Tenant shall defend, indemnify and hold Landlord harmless for, from and against any and all claims, liabilities, suits, losses, damages, costs and expenses, including without limitation reasonable attorneys' fees (collectively, "Claims"), arising directly or indirectly from Tenant's use or occupancy of the Premises, or the conduct of Tenant's business, from any activity, work, or thing done by Tenant in or about the Premises, or from any act or omission of Tenant, its agents, employees or invitees. Tenant shall further defend, indemnify and hold Landlord harmless for, from and against any and all Claims arising from any breach or default under the terms of this Lease by Tenant, or arising from any negligence or willful misconduct of Tenant, or of its agents, invitees or employees. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property, loss of life or injury to persons, in, upon, or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, unless caused by the gross negligence of Landlord, its agents or employees. Landlord shall not be liable for loss of or damage to any property by theft or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of any building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness or any other cause whatsoever. Landlord shall not be liable for any damages arising from any act or neglect of any other tenants in the Building.

                  14.2 INDEMNIFICATION BY LANDLORD. Landlord shall defend, indemnify and hold Tenant harmless for, from and against any and all Claims arising from any breach or default under the terms of this Lease by Landlord, or arising from the gross negligence or willful misconduct of Landlord or its agents or employees.

                  14.3 TENANT'S INSURANCE. Landlord shall not be obligated to maintain fire and extended coverage insurance for Tenant's fixtures, equipment and other personal property located on the Premises, and the proceeds of any such insurance maintained by Landlord shall not be available for any of Tenant's fixtures, equipment and other personal property locate din the Premises. Tenant shall maintain such insurance as may be required by Landlord's lender or by any government agency. In addition, Tenant shall maintain the following amounts and types of insurance commencing as of the Commencement Date and continuing for the term of this
Lease: (i) liability insurance coverages relating to the Premises, adjacent sidewalks and stairways and Tenant's use of the Theater (hereinafter defined), as follows: (A) comprehensive and broad form general liability insurance in an amount not less than $1,000,000, combined single limit; (B) if, and only if, Tenant owns or hires motor vehicles, liability insurance for owned and hired vehicles, in an amount not less than $1,000,000, combined single limit; (C) workers' compensation, as required by law, and employer's liability in an amount not less than $100,000; and (ii) umbrella or excess liability coverage in an amount not less than $5,000,000. The required coverages, in excess of a base coverage of not less than $1,000,000, may be provided by a blanket, multi-location policy, if such policy provides a separate aggregate limit per occurrence for the benefit of the Premises and the Building. All required insurance policies shall name Landlord as an additional insured; and shall provide that such policies shall not be canceled, nor shall any material change by made to the policy, without at least thirty (30) days' prior written notice to Landlord. All insurers shall be rated A-X or better by Best's. Tenant shall provide Landlord with certificates evidencing the required insurance coverages within fifteen (15) days after the date of this Lease.

                  14.4 WAIVERS. Tenant hereby waives any right of recovery from Landlord, and Landlord's agents, members, officers and employees, and Landlord hereby waives any right of recovery from Tenant and Tenant's agents, officers and employees, from any loss or damage (including consequential loss) resulting from any of the perils insured against by the fire and extended coverage insurance policy of either of them. Neither Landlord nor Tenant shall be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any building, structure or other tangible property; or resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage, but only to the extent of such coverage.

                  14.5 LANDLORD'S POLICIES. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.

         15. CASUALTY. If less than twenty-five percent (25%) of the Premises or the Building is destroyed or damaged by fire or other casualty, Landlord shall restore the Premises with reasonable diligence; provided, however, that Landlord shall have no obligation to restore improvements not originally provided by Landlord or to replace any of Tenant's fixtures, furnishings, equipment or personal property. Upon completion of Landlord's restoration work, Tenant shall promptly replace and restore all of Tenant's fixtures, furnishings and equipment damaged or destroyed by the casualty. Landlord shall not be required to commence repairs until insurance proceeds are available. If twenty-five percent (25%) or more of the Premises or the Building is destroyed, then

Landlord may elect not to rebuild the Premises, the Building (as applicable) and, upon such election, this Lease shall terminate as of the date of the casualty. If Landlord notifies Tenant that the restoration is anticipated to take more than one hundred eighty (180) days to substantially complete, then either party may terminate this Lease by notice thereof to the other party within ten (10) days after such notice has been given. If the fire or casualty occurs within the last three (3) years of the Lease Term, then Landlord, by written notice to Tenant, may terminate this Lease. If this Lease is not terminated as provided above, this Lease shall continue in full force and effect, but if Tenant is unable to use the Premises during the restoration, then Base Rent shall abate until the restoration is substantially complete.

         16. CONDEMNATION. If more than twenty-five percent (25%) of the Premises or the Building is taken under the power of eminent domain, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises or the Building is not one (1) undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that the Premises have been so appropriated or taken. If any part of the Automobile Parking Area is taken, Landlord shall have the right to provide substitute parking facilities and this Lease shall continue in full force and effect unless a government entity forces the closing of the Building. In all other situations, if the award is sufficient to restore the property taken, Landlord shall restore the Premises to the extent practicable to the condition existing prior to the taking, and thereafter the Base Rent shall be reduced on an equitable basis, taking into account the relative value of the portion of the Premises taken (if any) as compared to the portion remaining. All awards or compensation for any taking of any part of the Premises shall be the sole property of Landlord. Tenant shall be entitled to apply for and receive an award of compensation relating to damage to or loss of trade fixtures or other personal property belonging to Tenant. Landlord shall be under no obligation to restore or replace Tenant's furnishings, fixtures, equipment and personal property. For the purposes of this Section, a voluntary sale or conveyance in lieu of condemnation shall be deemed an appropriation or a taking under the power of eminent domain.

         17.      ASSIGNMENT AND SUBLETTING; SALE BY LANDLORD.

                  17.1 ASSIGNMENT AND SUBLETTING. Tenant shall not assign, hypothecate, mortgage, encumber, or transfer this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant, either voluntarily or by operation of law, without the Landlord's prior written consent, which consent shall not be unreasonably withheld provided the proposed assignee, transferee or subtenant is reasonably satisfactory to Landlord as to credit and character and will occupy the Premises for purposes consistent with Tenant's purposes as stated in Section 6 or other purposes approved by Landlord. Landlord shall be under no obligation to give or withhold consent until all information reasonably required by Landlord with respect to the identity, background, experience and financial worth of the proposed assignee, transferee, or subtenant and the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant, have been provided, together with reimbursement to Landlord of all costs incurred by it, including reasonable attorneys' fees, in connection with evaluating the request and preparing any related documentation. No hypothecation, assignment, sublease or other transfer to which Landlord has consented shall be effective for any purpose until fully executed documents of such transaction have been provided to Landlord, and, in the case of an assignment, the subtenant has acknowledged that the sublease is subject to all of the terms and conditions of this Lease. Any assignment mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section shall be void and shall, at Landlord's option, terminate this Lease. The consent by Landlord to an assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting. Any change of fifty percent (50%) or more of the ownership or control in the shareholders of Tenant in connection with a merger, consolidation or other integrated transaction shall be deemed an assignment for purposes of this Section.

                  17.2 CONTINUED RESPONSIBILITY. Tenant shall remain fully liable for performance of this Lease for the entire Lease Term, notwithstanding any assignment or sublease.

                  17.3 EXCESS PROCEEDS. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis.

                  17.4 SALE BY LANDLORD. Upon the sale of the Premises by Landlord, Landlord shall be relieved of all liability under this Lease, and Tenant shall look solely to Landlord's successor in interest for performance of Landlord's obligations hereunder. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such purchaser. This Lease shall not be affected by any sale, and Tenant shall attorn to the successor in interest of Landlord.

         18. ESTOPPEL CERTIFICATE. Within ten (10) days after receipt of request therefor, Tenant shall deliver to Landlord a written statement confirming the Commencement Date and the termination date of the Lease; the material terms of the Lease; that the Lease is in full force and effect; that the Lease has not been modified (or if it has, stating such modifications); the amount of the security deposit (if any) and the date to which Base Rent has been paid; and providing any other pertinent information Landlord may reasonably require. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser or mortgagee of Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

         19.      DEFAULT BY TENANT.

                  19.1 DEFAULT. The following shall constitute a default by Tenant under this Lease: (i) Tenant fails to pay Base Rent or any other additional rent due under this Lease within the later of five (5) days after the due date or receipt of notice from Landlord; (ii) Tenant fails to execute, acknowledge and return an estoppel certificate under Section 18 or a subordination agreement under Section 22, within ten (10) days after a request therefor; (iii) Tenant fails to perform any other obligation under this Lease within fifteen (15) days after notice of nonperformance; provided, however, that if the default is of such a nature that it cannot be cured within fifteen (15) days, Tenant shall not be in default if Tenant commences to cure such default within said fifteen (15) day period, and thereafter diligently pursues the cure of such default to completion, provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord, in its notice of breach, may reduce the period for cure to such shorter period as may be reasonable under the circumstances; (iv) Tenant abandons the Premises; (v) a receiver is appointed for the business, property, affairs or revenues of Tenant or any guarantor (provided, however, that in the case of involuntary proceedings, Tenant shall have sixty (60) days to cause such receiver to be dismissed) or Tenant makes an assignment of this Lease for the benefit of its creditors; or (vi) Tenant fails to comply with any other provision of this Lease.

                  19.2 LANDLORD'S REMEDIES. On any default, Landlord, at Landlord's option, without notice or demand, may exercise any and all remedies to which Landlord may be entitled at law or in equity, in any order, successively or concurrently, including without limitation, the following:

                           19.2.1   Landlord may take any action deemed
necessary by Landlord, in Landlord's sole discretion, to cure the default. Tenant shall be liable to Landlord for all of Landlord's reasonable expenses so incurred, as additional rent, payable on demand by Landlord to Tenant together with interest thereon at the Default Rate from the date such sums were expended.

                           19.2.2   Landlord may prosecute and maintain an
action or actions, as often as Landlord deems advisable, for collection of rent, other charges and damages as the same accrue, without entering into possession and without terminating this Lease. No judgment obtained shall constitute a merger or otherwise bar prosecution of subsequent actions for rent and other charges and damages as they accrue. Tenant agrees to pay Landlord all costs of collection of past due rent, including court costs and attorneys' fees.

                           19.2.3   Landlord may immediately or at any time
thereafter re-enter and take possession of the Premises and remove Tenant, Tenant's agents, any subtenants, licensees, concessionaires, or invitees and any or all of their property from the Premises. Re-entry and removal may be effected by summary proceedings or any other action or proceedings at law or otherwise. Landlord shall not be liable in any way in connection with any commercially reasonable action taken under this Section. No action taken, commenced or prosecuted by Landlord, no execution on any judgment and no act or forbearance on the part of Landlord in taking or accepting possession of the Premises shall be construed as an election to terminate this Lease unless Landlord expressly exercises this option under Section 19.2.4. Upon taking possession of the Premises, Landlord, from time to time, without termination of this Lease, may relet the Premises or any part thereof as agent for Tenant for such commercially reasonable rental terms and conditions (which may be for a term extending beyond the Lease Term) as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to said Premises required for reletting. The rents received by Landlord from such reletting shall be applied first to the payment of any costs of reletting and second to the payment of rent due and unpaid hereunder. The residue, if any shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rents received from such reletting during any month are insufficient to reimburse Landlord for any costs of reletting or rent due and payable, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                           19.2.4   Landlord may elect to terminate this Lease
by written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. If Tenant fails or refuses to surrender the Premises, Landlord may take possession in accordance with Section
19.2.3 above. If Landlord terminates this Lease, Tenant shall have no further interest in this Lease or in the Premises, however, Tenant shall remain liable to Landlord for all damages Landlord may sustain by reason of Tenant's default, including without limitation (1) the cost of reletting the Premises, and (2) either (i) an amount equal to the rent which, but for termination of this Lease, would have been payable by Tenant during the remainder of the Lease Term, less any proceeds received during the Lease Term from reletting the Premises; or (ii) an amount equal to the present worth (immediately prior to termination) of the rent which, but for termination of this Lease, would have been payable during the remainder of the Lease Term, less the then reasonable rental value of the Premises, which amount shall be payable to Landlord upon demand. Rent which would have been payable for the remainder of the Lease Term shall be calculated on the basis of the Base Rent and additional rent payable by Tenant at the time of default plus any future increases which are determinable at the time of calculation.

                           19.2.5   Landlord may obtain the appointment of a
receiver in any court of competent jurisdiction, and the receiver may take possession of any personal property belonging to Tenant and used in the conduct of the business of Tenant being conducted in the Premises. Tenant agrees that the entry upon the Premises or possession of said personal property by said receiver shall not constitute an eviction of Tenant from the Premises or any portion thereof, and Tenant hereby agrees to hold Landlord safe and harmless from any claim by any person arising out of or in any way connected with the entry by said receiver in taking possession of the Premises or any personal property.

                  19.3 RECOVERY OF COSTS. Landlord, in every case, shall be entitled to recover from Tenant all of Landlord's reasonable expenses, costs and damages arising out of any event of default, including, but not limited to, advertising, brokerage fees, clean-up, repair, removal and storage of Tenant's property, alterations, refurnishing, refurbishing, custodial and security expenses, bookkeeping and accounting costs, legal expenses (whether or not suit is brought), and costs and expenses of litigation.

                  19.4 NO TERMINATION. No act or conduct of the Landlord, whether consisting of re-entry, taking possession or reletting the Premises or obtaining appointment of a receiver or accepting the keys to the Premises, or otherwise, prior to the expiration of the Lease Term shall be deemed to be or constitute an acceptance of the surrender of the Premises by the Landlord or an election to terminate this Lease unless Landlord exercises its election under
Section 19.2.4 of this Lease. Such acceptance or election by Landlord shall only be effected, and must be evidenced, by written acknowledgment of acceptance of surrender or notice of election to terminate signed by Landlord.

                  19.5 LANDLORD'S RIGHT TO ACT. Tenant agrees that in the event Tenant is due to render performance in accordance with any term or condition of this Lease and fails to commence such performance within fifteen
(15) days after written notification thereof is given in accordance with the notice provision hereof (or immediately if required for protection of the Premises), Landlord shall have the right, but not the obligation, to render such performance and to charge all reasonable costs and expenses incurred in connection therewith to Tenant. All amounts so charged shall be considered additional rent and shall be due and payable immediately to Landlord upon presentment of a statement to Tenant indicating the amount and nature of such cost or expense.

                  19.6 CUMULATIVE NATURE OF REMEDIES. No remedy herein conferred upon Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing at law or in equity or by statute. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.

                  19.7 CONSENTS BY LANDLORD. Any requirement that Landlord provide a consent or approval under this Lease shall be subject to the condition that at the time the approval or consent is requested that Tenant shall not be in default under this Lease, and no circumstances shall exist, which with the giving of notice and the passage of any grace period would constitute a default by Tenant under this Lease.

         20. DEFAULT BY LANDLORD. If Landlord fails to perform any of its obligations under this Lease and, as a consequence of such nonperformance, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of Landlord's interest in the Building, subject to prior rights of any mortgagee of the Building. Landlord and its constituent members, and their respective members, officers, directors, shareholders, affiliates, heirs, personal representatives, successors or assigns (collectively, "Related Parties") shall have no personal liability whatsoever for any deficiency, and no other assets of Landlord or Landlord's Related Parties shall be subject to levy, execution or other enforcement procedures as a result of such judgment.

         21. NOTICES. All notices, requests, authorizations, approvals, consents and other such communications shall be in writing and shall be delivered in person, by private express overnight delivery service (freight prepaid), by certified or registered mail, return receipt requested, or by facsimile transmission (confirmed by the recipient), addressed as follows:

                  To Landlord:              Anchor-Forum Portales I, LLC
                                            4800 North Scottsdale Road
                                            Scottsdale, Arizona 85251
                                            Attn: Mr. R. Paul Barker
                                            Fax: (480) 425-4650

                  To Tenant:
                           Before
                           Move-In:         VistaCare, Inc.
                                            8125 N. Hayden Rd., Suite 300
                                            Scottsdale, Arizona 85258
                                            Attn.: Ms. Maria Froehle
                                            Fax: (480) 648-4555

                           After
                           Move-In:         VistaCare, Inc.
                                            4800 N. Scottsdale Road, Suite 5000
                                            Scottsdale, Arizona 85250
                                            Attn.: Ms. Maria Froehle
                                            Fax: (480) ______-_______

Notices shall be deemed to be given or received on the date of actual receipt (or refusal of delivery) at the applicable above-stated address or at such other address as a party may direct from time to time, upon written notice to the other party at least ten (10) days prior to the proposed change of address.

         22. SUBORDINATION; ATTORNMENT; QUIET ENJOYMENT. Landlord expressly reserves the right at any time to place liens and encumbrances on and against the Premises and the Building, superior in lien and effect to this Lease and the estate created hereby. This Lease shall be subordinate to any covenants, conditions and restrictions that currently are on the Building or that may be placed on the Building in the future. The subordination of this Lease shall be self-operative without the necessity of a written instrument, but Tenant shall nevertheless execute, within ten (10) days after request, a subordination agreement to that effect in the form customarily used by the holder of such lien or encumbrance. Landlord covenants that, provided Tenant is in compliance with all of the terms and conditions of this Lease, Tenant shall have the right of peaceable and quiet enjoyment of the Premises during the Lease

Term. This covenant shall not extend to any disturbance, act or condition occasioned by any other tenant in the Building, and shall be subject to the rights of Landlord set forth in this Lease.

         23. ENTRY BY LANDLORD. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times to inspect the same; to perform Landlord's maintenance and repair obligations under this Lease; to post such reasonable notices as Landlord may desire to protect its rights; to exhibit the Premises to any prospective purchaser or mortgagee of the Building; or, with reasonable prior notice to Tenant, during the last twelve (12) months of the Lease Term, to exhibit the Premises to prospective tenants.

         24. BROKERAGE. Tenant warrants to Landlord that Tenant has not dealt with any broker in connection with this transaction. If any person shall assert a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction for or on behalf of Tenant, Tenant shall indemnify, defend and hold harmless Landlord for, from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the expiration or termination of this Lease. Landlord hereby discloses that it is a licensed real estate broker. Tenant shall not have any obligation to pay a commission to Landlord or any of Landlord's agents.

         25. SIGNAGE. Tenant, provided it is not in default under this Lease, shall have the right to have its name placed on the Building's interior lobby directory and on its suite entrance in conformity with Building standards, at Tenant's expense. Tenant, provided it is not in default under this Lease, shall also have the right, at its expense, to install one (1) exterior sign for its name on the exterior of the Building, if permitted by the City of Scottsdale and subject to Landlord's approval of location, design, color, materials, size and configuration.

         26. THEATER. During the Lease Term, provided Tenant is not in default hereunder, Tenant shall be entitled to use without charge, except for a cleaning charge of $40.00 per use, the theater on the G2 level of the Building for up to twenty-four (24) hours per month, subject to availability. More frequent use shall be allowed by Tenant for a per diem charge of $75.00 per hour (minimum two (2) hours), plus the cleaning charge of $40.00 per use, subject to availability.

         27. STORAGE. If requested by Tenant in writing within six (6) months after the date of this Lease, Landlord shall provide Tenant with storage space of 400 to 600 square feet in a subterranean level of the Building for rent equal to $5.00 per square foot per year, payable in advance of the first day of each calendar month in equal installments. Tenant shall be responsible for the safety and security of all items stored in the storage space. No Building services or heating, ventilation or air conditioning shall be provided for the storage space.

         28.      GENERAL PROVISIONS.

                  28.1 FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing contained in this Section shall excuse Tenant from the prompt payment of any rent or other sum required of Tenant hereunder.

                  28.2 RULES. Tenant and its agents, contractors, employees, and customers shall comply with all reasonable rules and regulations established by Landlord from time to time for the operation of the Building.

                  28.3 CAPTIONS. The captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision.

                  28.4 MERGER. This Lease contains all of the agreements of the parties hereto with respect to this Lease, and all preliminary negotiations and covenants are merged herein. There are no agreements, implied covenants, representations or warranties, oral or written, except as expressly set forth herein. This Lease may be amended only by a written agreement signed by both parties. All Exhibits identified herein and attached hereto are by this reference fully incorporated herein.

                  28.5 ATTORNEYS' FEES. If any action is brought by any party with respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs, as determined by the court. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant shall indemnify and hold Landlord harmless with respect thereto.

                  28.6 NO PARTNERSHIP. Nothing in this Lease shall be deemed or construed to create a partnership or joint venture relationship between Landlord and Tenant, it being expressly acknowledged that the sole and exclusive relationship between the parties is that of landlord and tenant.

                  28.7 WAIVER, REMEDIES. The failure of Landlord or Tenant to insist upon strict performance by the other of any of the provisions of this Lease or to exercise any option herein conferred shall not be deemed as a waiver or relinquishment for the future of any such provision or option. Except as expressly provided otherwise herein, all rights and remedies provided for herein or otherwise existing at law or in equity are cumulative, and the exercise of one or more rights or remedies by either party shall not preclude or waive its right to the exercise of any or all of the others.

                  28.8 CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Arizona.

                  28.9 PARTIAL INVALIDITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

                  28.10 LEASE CONSTRUED AS A WHOLE. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

                  28.11 BINDING EFFECT. Except as otherwise expressly limited in this Lease, this Lease shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives and assigns and successors in interest.

                  28.12    TIME. Time is of the essence of this Lease.

                  28.13 COUNTERPARTS. This Lease may be executed in counterparts, which together shall constitute a single instrument.

                  28.14 JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one entity, then the obligations of such entities or parties shall be joint and several.

                                 TENANT:

                                     VISTACARE, INC., a Delaware corporation

                                     By:    ____________________________________
                                            Richard R. Slager, President and CEO

                                 LANDLORD:

                                     ANCHOR-FORUM PORTALES I, LLC, a Delaware limited liability company

                                     BY:    FORUM CAPITAL L.C., a Utah limited
                                            liability company, Manager

                                     By:    ________________________________
                                            R. Paul Barker, Manager

                                     BY:    ANCHOR NATIONAL LIFE INSURANCE
                                            COMPANY, an Arizona corporation,
                                            Associate Manager

                                     By:    ________________________________
                                            Douglas Tymins
                                            Authorized Signatory

List of Exhibits

A        -        Diagram of Premises
B        -        Base Building Definition
C        -        Tenant Improvements
D        -        Building Rules and Regulations
E        -        Janitorial Services

                                    EXHIBIT A
                               DIAGRAM OF PREMISES

                                    EXHIBIT B
                            BASE BUILDING DEFINITION

         1.       Floor Finishes

         Concrete slab cleaned and level to tolerance, as identified in Base Building plans and specifications (the "Plans").

         2.       Floor Loading

         Floor loads shall be per applicable codes and Base Building standards throughout (minimum of 50 lbs. per square foot liveload + 20 lbs. per square foot for partition walls).

         3.       Wall, Column and Perimeter Bulkhead Construction

         All core walls, freestanding and engaged columns, and perimeter top and bottom bulkheads to be furred, drywalled, taped and bedded with no base.

         4.       Other Perimeter Finishes

         Building perimeters will be fully finished as relates to water proofing, caulking, glazing and metal finishing including all required glass replacement (in the event of defects or cracked or broken panes), glass cleaning on exterior, metal touch-up and cleaning, and any other actions required to render the perimeters to a Tenant-ready condition. Building standard window coverings will be installed at Tenant's expense.

         5.       Other Core Finishes

         Fire extinguisher and cabinets, janitor's closets, electrical and mechanical rooms, toilets, fire exit enclosures and related areas shown on the Plans to be finished to Base Building standards.

         Specifically, the following will be provided complete in accordance with the Plans:

                  (a)      Ladies' and Men's room complete.

                  (b)      Telephone closets complete.

                  (c)      Janitor closets complete.

                  (d) Electrical closets complete with service and 277/480v and 120/208v panelboard and 480v - 120/208v transformers, lighting (277v) and power (120v) grids. Distribution within Tenant's space for connection to grids or in excess of grids capacity shall be paid for by Tenant.

         (e)      Core walls with drywall, taped and bedded, no base.

         (f)      Drinking fountain (1 per floor).

         (g)      Exit signs (as per code).

         (h) Lobby - elevator doors finished and walls finished per the Plans.

         (i)      Core corridor doors, finished per the Plans.

         (j)      Stairwell doors, finished per the Plans.

         (k) Hardware, including closures, for all exit, stairwell and electrical/telephone doors and ladies'/men's toilets.

         (l)      Finish paint exit corridor walls.

         (m)      Fire and Life Safety requirements per City and State Codes.

         (n) Mechanical, electrical, elevator, etc., Base Building systems, all complete and operating, or brought to Tenant's space, ready for operation after distribution by Tenant.

         (p)      Certificate of Occupancy for building shell.

         6.       Sprinkler System

         Landlord to provide sprinkler piping to include main runs of branch piping, drops and upturned heads to structure, per the Plans, prior to installation of Tenant build-out. Fully recessed, concealed heads at the density required per building code to be located, at Tenant's expense, in the centers of suspended acoustical tiles per Tenant's final space plans.

         7.       Heating, Ventilation and Air Conditioning

         Landlord shall, at Landlord's expense, provide the Base Building HVAC consisting of primary sheet metal duct work extending into the Tenant area from the core, as indicated in the Plans. Landlord shall cause the appropriate mechanical and electrical engineers for the Base Building work, at Tenant's expense, to prepare the plans for the HVAC distribution system for the leased premises, which plans shall meet the following criteria:

                  (a) The plans shall provide a system of the distribution ducts, supply registers and diffusers, return grilles and associated fixtures and equipment designed and installed on each floor of the leased premises to provide individual control of cooling, ventilation and heating. The plans shall state that the Tenant's contractor will have a certified Test and Balance contractor balance both water and air systems for the leased premises.

                  (b) The system shall be designed to conform to Tenant's reasonable plans to operate so that sound transmission levels do not exceed NC35 (standard sound transmission level for Class A office buildings). Landlord shall diligently take appropriate corrective measures to eliminate any disturbing noise or vibration of any mechanical equipment or system furnished and installed by Landlord.

                  (c) The design of the air conditioning system shall take into account the following occupancy schedule:

                  General Offices - 1 person per 250 Rentable Square Feet.

                  Meeting and Conference Rooms - 1 person per 15 Rentable Square Feet.

                  (d) The occupancy schedule of particular areas shown on Tenant's Plans may vary between one person per 50 Rentable Square Feet and one person per 250 Rentable Square Feet, provided that the entire floor division of the leased premises does not exceed one person per 150 Rentable Square Feet and that such variances are reasonably distributed. The heating, ventilating and air conditioning system shall meet the following design conditions, as the stated outside design conditions:

                           (1)      Summer - 109 degrees Fahrenheit dry bulb, 76
degrees Fahrenheit wet bulb outside (2-1/2% coincidence); 75 degrees Fahrenheit dry bulb, 50% relative humidity + or - 5%, inside.

                           (2)      Winter - 24 degrees Fahrenheit dry bulb
outside; 72 degrees Fahrenheit dry bulb, inside.

                           (3)      At all times, 72 degrees Fahrenheit to 75
degrees Fahrenheit dry bulb inside. The air handling system shall be variable volume system, and air conditioning units shall be designed to deliver not less than 0.6 cubic feet per minute of air per rentable square foot of area.

                           (4)      Based upon a lighting allowance of 1.5 watts
per square foot and a power allowance of 1.0 watts per square foot.

         (e) All reception areas shall be air conditioned to the same degree as office space. All interior areas shall be suitably zoned, with independent zone controls, in accordance with the working drawings and good practice.

         (f) Supply outlets shall be selected for minimum drafts and noiseless and good air distribution.

         (g) The type, size and arrangement of the diffusers shall be determined by Landlord.

         (h) All supply and/or return ducts shall be equipped and fusible link dampers as prescribed by applicable laws, if any.

         (i) All ventilation exhaust ducts shall terminate in the ceiling return air plenum (with the exception of grease latent air or as required by code).

         The portions of the HVAC systems included as part of Base Building work shall be compatible with the above. Distribution of the HVAC systems throughout the leased premises, and HVAC systems not previously identified as base building equipment shall be at Tenant's cost.

         8        Electrical Distribution and Service

         As part of the base building work, Landlord shall provide an electrical service system as follows:

                  (a) Provide electrical service 277/480 volts, 3 phase, 4 wire, 60 cycles through panelboards suitable for such service.

                  (b) Distribution voltages shall be 277/480 volts, 4 wire, 3 phase for fluorescent lighting and integral horsepower motors; and 120/208 volts 4 wire, 3 phase for receptacle circuits, fractional horsepower motors and incandescent lighting.

                  (c) The electrical service provided by the electric user system shall be 2.0 watts for 277 v. and 2.5 watts for 120 v. per Rentable Square Foot for Tenant's lighting and receptacles only.

                  (d) Circuit breaker panelboards shall be located on each floor to serve electrical loads and the portion of the leased premises on the floor as follows:

                           (1)      480/277 volt panelboards shall be 20 AMP
circuit size and have at least 12 circuit breakers and 14 spaces for 20 AMP/single pole circuit breakers.

                           (2)      120/208 volt panelboards shall be 20 AMP
circuit size and have at least 40 circuit breakers and 24 spaces for 20 AMP/single pole circuit breakers. Distribution of electrical service via an electrical grid system installed in the floor slabs carrying power from the panelboards to junction boxes, spaced throughout the leased premises above the ceiling, shall be at Tenant's cost. Tenant shall pay for all costs of electrical connections from the junction boxes for distribution and outlets servicing the Tenant's premises, including the requirements for any dedicated circuits.

         9.       Ceilings

         Completed and laser leveled grid suspension system (2'0" x 4'0") shall be installed at Tenant's expense. Armstrong acoustical tile, as identified in the construction documents shall be purchased and installed at Tenant's expense.

         10.      Lights

         Tenant shall purchase and install, at Tenant's expense, air handling (return air only), parabolic, 2' x 4', building standard three lamp fluorescent fixtures.

                                    EXHIBIT C
                               TENANT IMPROVEMENTS

         1. Provided that Tenant is not in default under this Lease, Landlord hereby agrees to provide Tenant an allowance (the "Allowance") of up to a maximum of $22.00 per rentable square foot of space comprising the portion of the Premises on the fifth floor and $30.00 per rentable square foot of space comprising the portion of the Premises on the third floor to be applied against the costs and expenses incurred in connection with the completion of Tenant Improvements to the Premises, subject to and in accordance with this Exhibit C.

         2. Landlord shall apply the Allowance to the payment of actual construction costs of the Tenant Improvements to be provided at the expense of Tenant under this Lease, including, without limitation, the costs of architectural, engineering and design expense and other costs of construction and installation of the Tenant Improvements for the Premises to be constructed and installed at the expense of Tenant. Landlord shall provide to Tenant periodic accountings of charges or credits (if any) to the Allowance. Landlord, at its option, may withhold a retainage from the Allowance to cover any remaining or unexpected costs and expense required to complete the Tenant Improvements. In the event and to the extent the costs of the Tenant Improvements exceeds or will exceed the Allowance, Landlord may at any time or from time to time require Tenant to pay or deposit in advance the sums necessary or estimated by Landlord to be necessary for completion of the Tenant Improvements. In any event, all costs and expenses relating to construction and installation of Tenant Improvements to be installed at the expense of Tenant which exceed the Allowance shall be the sole liability and responsibility of Tenant. Upon completion of the Tenant Improvements and build-out of the Premises for occupancy of Tenant, any remaining Allowance not required for the costs and expense of the construction and installation of the Tenant Improvements shall be credited against the Base Rent first payable by Tenant.

         3. DFD Cornoyer Hedrick will provide architectural services in connection with the Premises and the Tenant Improvements. Any delay occurring by reason of such selection and/or use of the interior designer/space planner selected by Tenant shall be considered a Tenant Delay as hereinafter defined.

         4. Final working drawings for the Tenant Improvements shall be submitted to Landlord for Landlord's approval no later than February 3, 2003 and any delay in such submittal or in any subsequent submittal to satisfy and Landlord objection shall be a Tenant Delay. The final drawings submitted by Tenant shall evidence Tenant Improvements that comply with applicable law, shall be in a form commonly used in the Building for construction purposes and shall be signed by Tenant and, when approved, signed by Landlord. The final working drawings approved by Landlord and Tenant are herein referred to as the "Final Drawings". All space plans and working drawings (including the Final Drawings) will be at Tenant's expense and may be deducted and paid for by Landlord from the Allowance.

         5. If there are any changes made by or on the part of Tenant or Tenant's agents to the Tenant Improvements set forth in the Final Drawings, each such change must receive the prior written approval of Landlord, which approval shall not be unreasonably withheld, and in the event of any such approved change in the Final Drawings, Tenant shall, upon completion of the Tenant Improvements, pay the cost of and furnish Landlord with an accurate "as-built" plan of the Tenant Improvements as constructed, which plan shall be incorporated into this Lease by this reference.

         6. Landlord or its designee shall provide construction management services and shall contract with a general contractor selected by Landlord, for construction and installation of the Tenant Improvements, on terms acceptable to Landlord, such contract being herein referred to as the "Construction Contract". Any references herein to the "Construction Documents" shall include the Construction Contract, the Final Drawings, all approved change orders, all valid addenda and amendments thereto and any other documentation included in the definition (if any) of Construction Documents to the Construction Contract. In any event, Landlord shall be responsible for the schedule, costs, quality and competitive bidding for the construction and installation of any and all Tenant Improvements. Landlord and the general contractor shall be solely responsible for selecting their own suppliers and all subcontractors. Landlord or the general contractor shall not be require to select any contractor or subcontractor whose bids are lowest, but the amount of the bid shall be taken into account in the selection process. The general contractor shall receive as compensation for its services in connection with the construction and installation of the Tenant Improvements, certain overhead and profit, in addition to the cost and expense of the construction and installation of the Tenant Improvements. In addition to the compensation to be paid as overhead and profit for the general construction, Tenant shall pay Landlord or its designee for coordination of the Tenant Improvements, a fee of five percent (5%) of the general Construction Contract price for the Tenant Improvements. Such compensation and fees shall be payable ratably as payments for work and materials are made for the Tenant Improvements pursuant to this Exhibit and shall be deductible by Landlord from any Allowance provided to Tenant herein. The initial cost of the work shall be established with Tenant's approval prior to proceeding with the construction. Should Tenant order changes in the Construction Documents, including without limitation the Final Drawings, such changes shall be subject to prior approval of Landlord as provided for herein, and the cost of the work and construction (including the overhead, profit and fees) and architectural/engineering design shall be adjusted and any additional costs or expense generated thereby shall be charged to and be the expense of Tenant in accordance with the provisions of this Exhibit C.

         Generally, the general contractor will competitively bid out the separate subcontracts in order to obtain the most cost efficient results, while at the same time attempting to maintain the construction quality standards expected within a Class "A" office building. The selection of the subcontractors will be based on quality, pricing and experience in the market place. Landlord shall approve all subcontractors and pricing, with Tenant to review the final Construction Contract pricing documents between

Landlord and general contractor for Tenant's Tenant Improvements prior to signing of the Construction Contract.

         7. The general contractor and all subcontractors shall comply with all standards and regulations established by Landlord and shall coordinate their efforts to ensure timely completion of all work. The general contractor and subcontractors shall, to the best of their ability, employ men and means to ensure the progress of the work without interruption on account of strikes, work stoppage, or similar causes of delay. During construction of the Tenant Improvements, Tenant shall conduct itself, and cause its principals, employees, representatives and agents to conduct themselves, in such manner as to maintain harmonious relations and not interfere with or delay Landlord, the general contractor or any subcontractor's performance of the construction and installation of the Tenant Improvements.

         8. All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any governmental authority or other agency having jurisdiction over or with respect to such work.

         9. If Tenant or Tenant's agents made changes in the work after furnishing to Landlord and approval of, or after agreement to, any of the foregoing plans or the Final Drawings, and if such changes shall delay the work to be performed hereunder, or if Tenant or any agent of Tenant shall otherwise delay or cause delay of the completion of the work, or if Tenant is in breach or default under or fails to timely perform its obligations with respect to this Lease and such breach, default or failure to perform shall delay or cause delay of the substantial completion of the work or the Tenant Improvements, (each and all of such foregoing occurrences referred to as a "Tenant Delay"), then notwithstanding any provision to the contrary in this Lease, the proposed occupancy or Commencement Date shall not be delayed or extended thereby. If the Premises are not substantially complete on the date stated for the proposed occupancy or Commencement Date(s) for any reason other than the reasons specified in the immediately preceding sentence or by reason of Force Majeure Delays, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect, and the actual occupancy date and Commencement Date shall not occur and shall be extended until the date the Tenant Improvements are substantially complete as defined below. In any event, Tenant shall not be entitled to assert any claim for loss or damages against Landlord by reason of the Premises not being ready for occupancy by Tenant on the said proposed occupancy or Commencement Date(s) set forth in the Lease. In connection with any requested Change Order or changes in the work from that provided for in the Final Drawings, if requested in writing by Tenant, Landlord shall notify Tenant of the estimated time of any delay anticipated by reason of such Change Order or change. If Tenant so elects, Tenant may, within three (3) business days after the giving of such notice by Landlord to Tenant, and provided Landlord has not then commenced construction or installation of improvements pursuant to such Change Order or change, cancel such Change Order or change by notice within said three (3) business day period of such cancellation by Tenant to Landlord. If Tenant fails to cancel such

Change Order or change, or does so after expiration of the three (3) business day period provided for such cancellation, any delay in the completion of the Tenant's Tenant Improvements resulting from or occasioned by such occurrence shall be deemed a Tenant Delay.

         10. Tenant agrees to accept possession of the Premises upon substantial completion. The terms "substantial completion" or "substantially complete" as used in this Lease shall have the same meaning and are defined to be and deemed to have occurred on the date certified by the architect of record, when construction and installation of the Tenant Improvements is sufficiently complete in accordance with the Construction Documents and the terms of this Lease, except for minor punch list items, so that Tenant can occupy the Premises for the use for which they were intended without substantial or material interference. Minor punch list items remaining to be completed shall not prevent occurrence of substantial completion. Warranties called for the by Construction Documents or Contract Documents for items installed, completed, approved and put into use in the Premises shall commence on the date of substantial completion of the Premises.

                                    EXHIBIT D
                              RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. Landlord shall use reasonable efforts to enforce the rules and regulations in a non-discriminatory manner throughout the Building, provided that Landlord shall in no event be obligated to bring legal actions or declare lease defaults, except as Landlord shall determine in its sole discretion. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

         1. Tenant shall provide Landlord with keys to the Premises. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Upon the termination of this Lease, Tenant shall furnish to Landlord all keys of stores, offices, and toilet rooms.

         2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

         3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Access to the Building at any time when it is considered to be before or after normal business hours for the Building will be provided through a security access system except to restrooms accessed by Tenants shared corridors. Tenant shall be responsible for all persons for whom Tenant requests access to the Building and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

         4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe reasonable requirements and restrictions from time to time related to any moving activity, and Landlord shall have no liability by reason of such moving activity. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining property shall be the sole responsibility and expense of Tenant.

         5. No furniture or other large packages or equipment will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord. Customary messenger deliveries, mail and packages received and sent in the ordinary course of business shall not be restricted by Landlord except for security purposes.

         6. The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant outside the Premises or in the Building without the prior written consent of the Landlord. Tenant shall not distribute, solicit, peddle, or canvass any occupant of the Building and shall cooperate with Landlord and the agents of Landlord to prevent same.

         8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

         9. Tenant shall not overload the floor of the Premises, or structurally impair the Premises or the Building.

         10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         11. Subject to the terms and provisions of the Lease, except for wood and cooking oil, Tenant shall not use or keep in or on the Premises, the Building, or the Building any kerosene, gasoline or other flammable or combustible fluid, chemical, substance or material.

         12. Tenant shall not, without the prior written consent of Landlord, use any method of heating or air conditioning other than that supplied by Landlord.

         13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, except normal quantities of such materials incidental to the normal and customary operation of the restaurant and general business offices, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of unreasonable noise, obnoxious odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

         14. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, or, except in areas designated by Landlord, bicycles or other vehicles.

         15. The Premises shall not be used for (and Landlord shall not use the Building for) lodging or for any improper, objectionable or immoral purposes.

         16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture of liquor, manufacturer or sale of narcotics, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises, except those actually working for such tenant on the Premises, nor advertise for laborers giving an address at the Premises.

         17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

         18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises; provided that, Landlord will designate certain Common Areas outside of the Building as smoking areas for Tenant's employees and invitees and for the other occupants of the Building and their employees and invitees.

         19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

         20. Tenant shall store all its trash and garbage within the interior of the Premises or in trash receptacles provided for that purpose. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Scottsdale, Arizona without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

         21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

         23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. Any changes in lighting colors must be approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise screened or shaded without the prior written consent of Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

         24. Tenant shall not block windows, obstruct entrances, place any bottles, parcels or other articles on the windowsills, or otherwise cause a nuisance in the Building or permit an unattractive condition to exist which is visible from the exterior.

         25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

         26. Except as otherwise expressly provided in the Lease, Tenant must comply with any "NO SMOKING" laws affecting the Building.

         27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Building beyond what is required by the Lease. Tenant hereby assumes all responsibility for the protection of Tenant and the Tenant Parties, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed when not in use, whether or not Landlord provides security protection for the Building or any portion thereof pursuant to the Lease or otherwise. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord actually provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

         28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord to absorb or prevent any vibration, noise and annoyance.

         29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

         30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

         31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

         Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and the Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT E
                               JANITORIAL SERVICES

A.       JANITORIAL SERVICE SPECIFICATION FOR TENANT SUITES

         1. Nightly Services - Five (5) nights per week between the hours of 6:00 pm and 2:00 am or other schedule to be reviewed and approved by Owner.

                  a.       Secure all lights each night.

                  b.       Vacuum all carpets.

                  c. Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

                  d. Dust all desks and office furniture with treated dust cloths.

                  e.       Papers and folders on desks are not to be moved.

                  f. Empty all ash trays and ash urns. Clean and sanitize as required.

                  g. Empty all waste paper baskets and other trash containers.

                  h. Remove all trash from floors to designated trash areas.

                  i. Remove finger prints, dirt smudges, graffiti, etc. From all doors, frames, glass partitions, windows, wall switches, wall, elevator door jambs and elevator interiors.

                  j.       Return chairs and waste baskets to proper positions.

                  k.       Clean, sanitize and polish drinking fountains.

                  l.       Police all service stairwells.

                  m.       Police all interior public corridor planters.

                  n. Dust and remove debris from all metal door thresholds.

                  o.       Wipe clean smudged bright work.

                  p. Spot clean all carpets, resilient and composition floors as required.

                  q.       Service all walk-off mats as required.

                  r. Check for burned out lights and report them to supervisor. Supervisor to leave list of burned out lights at management office on a nightly basis.

                  s. Spot clean entrance door glass and all partition glass.

                  t.       Clean glass desk tops.

                  u.       Clean lunchroom furniture and appliances.

                  v.       Damp mop and spot clean lunchroom floors.

         2.       Weekly Services

                  a. Dust all low reach areas including, but not limited to chair rungs, structural and furniture ledges, base boards, window sills, door louvers, wood paneling moulding, handrails and railings, etc.

                  b.       Dust inside of all door jambs.

                  c.       Clean and polish all metal door thresholds.

                  d.       Wipe clean and polish all bright work.

                  e.       Sweep all stairways throughout building.

                  f.       Dust all vinyl base.

                  g. Move all plastic carpet protectors and thoroughly vacuum under and around all desks and office furniture.

                  h. Clean and spray buff all resilient and/or composition flooring.

                  i. Remove all spots, smudges and marks from doors, partitions, walls, woodwork, window frames, mullions and ledges, wall switches and outlet plugs on floors and walls.

                  j. Clean fire extinguishers and/or fire hose cabinets - dust and clean glass.

                  k.       Clean outside doors of mailboxes.

         3.       Monthly Services

                  a. Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, air conditioning diffusers and return grills, tops of partitions, picture frames, etc.

                  b.       Vacuum upholstered furniture.

         4.       Quarterly Services

                  a. Shower-scrub or otherwise recondition all resilient or composition flooring.

                  b.       Wipe down all vinyl, leather and wood furniture.

B.       RESTROOM SERVICE SPECIFICATIONS

         1.       Nightly Services - Five (5) nights per week.

                  a. Restock all restrooms with supplies including paper towels, toilet tissue, seat covers, and hand soap, as required.

                  b. Restock all sanitary napkin and tampon dispensers as required.

                  c. Wash and polish all mirrors, dispensers, faucets, flushometers, and bright work with non-scratch disinfectant cleaners.

                  d. Wash and sanitize all toilet bowls, toilet seats, urinals and sinks with non-scratch disinfectant cleaners. Wipe dry all sinks.

                  e. Remove stains, descale toilets, urinals and sinks as required.

                  f. Mop all restroom floors with disinfectant germicidal solution.

                  g. Empty and sanitize all waste and sanitary napkin and tampon receptacles.

                  h.       Remove all restroom trash from building.

                  i. Spot clean finger prints, marks and graffiti from walls, partition glass, aluminum and wall switches as required.

                  j.       Empty and damp wipe all ashtrays.

                  k. Report all fixtures not working properly to supervisor. Supervisor to leave list at management office nightly.

         2.       Weekly Services

                  a. Dust all low reach and high reach areas including but not limited to structural ledges, wainscoting, mirror tops, partition tops and edges, air conditioning diffusers and return air grills.

                  b.       Wash down urinal screens and adjacent tile.

         3.       Monthly Services

                  a.       Wipe down all tile walls and metal partitions.

                  b.       Dust all doors and door jambs.

                  c.       Scrub floors with special germicidal solution.

                  d.       Spot clean walls around lavatories.

                  e.       Descale toilets and urinals.

                  f. Pour clean water down floor drain to prevent sewer gases from escaping.

                  g.       Soap dispenser nozzles to be thoroughly cleaned.

C.       MAIN FLOOR ELEVATOR LOBBIES AND PUBLIC CORRIDORS SPECIFICATIONS

         1.       Nightly Services - Five (5) nights per week (Monday through
                  Friday).

                  a. Thoroughly wash all swinging and revolving glass doors exclusive tenant doors.

                  b. Spot clean all glass including low partitions, mirrors, and the corridor side of all windows, and glass doors to tenant premises.

                  c. Spot clean all brass or chrome bright work including swinging and revolving door hardware, kick plates, base, partition top hand rails, mirror wall hand rails, waster paper receptacles, planters, elevator call button plates, hose cabinets, mail boxes, and any visible hardware on the corridor side of tenant doors.

                  d. Spot clean all interior architectural finishes including the corridor side of all tenant area window and door frames and base.

                  e.       Spot clean all granite wall surfaces.

                  f.       Thoroughly clean all door saddles of dirt and debris.

                  g. Spot clean, sweep, damp mop all corridor and hard surface flooring. Baseboards to be cleaned concurrent with floor service.

                  h.       Spot clean and dust directory board glass and ledges.

                  i. Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.

                  j.       Vacuum all carpets and spot clean as necessary.

                  k.       Clean all elevator doors and frames.

         2.       Weekly Services

                  a. Spot clean, sweep, mop and buff all hard surface flooring.

         3.       Monthly Services

                  a. Thoroughly clean all chrome, brass, and architectural interior finishes.

         4.       Quarterly Services

                  a. Steam extraction shampooing with neutralizing rinse all elevator lobby and public corridor carpeting (where installed).

D. BASEMENT CORRIDORS, SERVICE OFFICE (ENGINEERING, SECURITY, CLEANING), STORE ROOMS, SERVICE CORRIDORS, ROOF AND SERVICE SINK CLOSETS; SHOWER AND LOCKER ROOMS:

         NOTE: Nightly and periodic services for offices, corridors, shower rooms and restrooms included in the above areas shall be per the specifications previously outlined for tenant areas and common areas on tenant floors. Additional work not previously specified shall be as follows:

         1.       Nightly Services - Five (5) nights per week (Monday through
                  Friday).

                  a.       Remove all trash from all of above areas.

                  b. Maintain an orderly arrangement of all janitorial supplies and paper products in the storage rooms and service sink closets.

                  c. Maintain an orderly arrangement of all equipment stored in these areas such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

                  d.       Clean and disinfect service sinks.

                  e. Sweep and damp mop service sink closet floors. Deodorize and disinfect as required.

                  f.       Sweep store room floors.

                  g. Receive and store all janitorial supplies in an orderly manner.

         2.       Weekly Services

                  a. Damp mop all composition floors in store rooms. Deodorize and disinfect as required.

                  b. High dusting of these areas including all pipes, ducts, conduit, ventilating diffusers and grills and mechanical, electrical equipment, exposed beneath the hung-ceilings outside of the mechanical equipment rooms.

E.       PASSENGER ELEVATOR CLEANING SPECIFICATIONS

         1.       Nightly Services - Five (5) nights per week (Monday through
                  Friday).

                  a. Wipe down with clean cloth all elevator doors, interior walls and control panels, vacuum floor tracks and saddles.

                  b. Wipe down with clean cloth all outside surfaces of all elevator doors and frames.

                  c.       Spot clean elevator cab floor carpeting.

                  d. Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly.

                  e.       Vacuum all elevator thresholds.

         2.       Monthly Services

                  a. Steam extraction shampooing with neutralizing rinse all elevator cab floor carpets.

                  b.       Wipe clean all elevator cab lamps.

                  c.       Wipe clean entire cab ceiling.

F.       LOADING DOCK TRASH AREAS AND SERVICE ENTRANCE SPECIFICATIONS

         1.       Nightly Service - Five (5) nights per week (Monday through
                  Friday).

                  a. Place all miscellaneous trash and debris, except construction material, in trash receptacles or compactor.

                  b. If necessary, clean any construction debris and place in designated area. Record time and material used for this work for back-charges to the responsible contractors. Submit all records to Owner.

                  c.       Neatly stack all trash in designated area.

                  d.       Sweep entire area.

                  e. Mop entire trash area and disinfect and deodorize as required.

         2.       Weekly Services

                  a. Mop entire loading dock and service entrance area. Deodorize and disinfect areas as required.

         3.       Quarterly Services

                  a. Perform high dusting and/or wash down services for all high reach projections, ducts, pipes, ledges, etc. In loading dock and service entrance area.

G.       EXTERIOR STRUCTURE AND GROUNDS SERVICE SPECIFICATIONS

         1.       Nightly Services - Five (5) nights per week (Monday through
                  Friday).

                  a. Police perimeter of building including landscaped areas, storm drain grills, and ventilation grills to the property lines on all sides.

                  b. Spot sweep accumulations of dirt, papers and leaves in all corner areas where wind tends to cause a collection of this debris.

                  c.       Spot clean all exterior glass at Building entrances.

                  d.       Spot clean all exterior glass at Building entrances.

                  e. Thoroughly clean and polish all hand rails around building exterior.

                  f. Lift nap on all entry walk-off mats as necessary with a heavy bristle brush and vacuum.

                  g. Empty all waste receptacles and remove trash to designated trash area.

                  h.       Sweep sidewalk steps and fountain area.

         2.       Quarterly Services

                  a.       Machine scrub or steam clean exterior sidewalk areas.

H.       DAY CLEANING SPECIFICATIONS

         Contractor shall supply day cleaning persons to the Project. The duties of the day porter shall be primarily the maintenance and upkeep of the main floor, common areas, restrooms and exterior of the Project per the following. The work schedules of these individuals will be as directed by Owner and may vary as requirements of the Project dictate.

         1.       Restrooms
                  Damp/wipe and polish all restroom sinks
                  Wash and dry mirrors
                  Check all dispensers - fill if necessary
                  Clean up as necessary

         2.       Elevators
                  Check elevators and all elevator lobby floors
                  Clean doors, panels, buttons and casing
                  Replace burned out lamps - clean diffuser and grills when relamping

         3.       Lobbies and Public Area
                  Clean lobby doors (both sides)
                  Straighten furniture
                  Pick-up trash and debris. Empty containers as necessary Empty and wipe dry ashtrays
                  Sift and maintain sand urns

         4.       Lighting Maintenance
                  Replace all burned lamps in tenant offices, stairwells and public areas
                  Clean diffuser and grill work when relamping

         5.       Directories/Display Cases
                  Spot clean all directories and all other appropriate glass enclosures

                  Minimum frequency 2 x daily

         6.       Stairwells
                  Police for trash - Sweep or wet mop when necessary

         7.       Additional Duties
                  Perform all relevant maintenance duties as assigned by Owner Check daily at office of the Building to obtain pick-up list of missed or Outstanding work left by night shift